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                                                                     Exhibit 5.1

                                                             January 17, 2002



eUniverse, Inc.
6300 Wilshire Boulevard, Suite #1700
Los Angeles, California  90048

Dear Sirs:

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by eUniverse, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission on or about the date of this letter, in connection with the registration under the Securities Act of 1933, as amended, of 9,000,000 shares of your Common Stock, $.001 par value (the "Shares"), which are reserved for issuance pursuant to the Company's 1999 Stock Awards Plan (the "Plan"). As your legal counsel in connection with this transaction, we have examined the proceedings taken or proposed to be taken by you in connection with the issuance, sale and payment of consideration for the Shares to be issued under the Plan.

         In connection with this opinion, we have reviewed and relied upon the originals or copies of the Registration Statement, all documents, certificates and such corporate documents and records of the Company and certificates of public officials and other documents concerning the Company, and received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion (collectively, the "Documents"). In addition, we have investigated such questions of law as we have deemed necessary or appropriate for the purposes of this opinion. Except as expressly provided herein, in connection with rendering this opinion, as to factual matters we have relied only upon the representations and warranties of the Company contained in the Documents, which are deemed to have been made to us by the Company. Otherwise, we have not undertaken any independent investigation to determine the existence or absence of any facts and no inference as to our knowledge concerning any facts should be drawn as a result of the representation undertaken by us.

         In making our examination of the Documents, and any documents, records, agreements, certificates and instruments in connection with the opinions expressed herein, we have assumed the following and have relied upon such assumptions in rendering this opinion:

         (i)       the genuineness of all signatures;






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eUniverse, Inc.
January 17, 2002
Page 2

         (ii) the authenticity, accuracy and completeness of all items submitted to us as originals;

         (iii) the conformity to the authentic originals of all items submitted to us as copies, the authenticity, accuracy and completeness of the originals of such copies, and the legal capacity of all natural persons executing any such documents;

         (iv) that there are no oral or written modifications of or amendments to any of the documents reviewed by us (except, with respect to written modifications or amendments, to the extent we have reviewed the same) and that there have been no waivers of any of the provisions of such documents by actions or conduct of the parties or otherwise;

         (v) that all public records reviewed by us are accurate and complete. As to certificates given by public officials, we have assumed the same to have been properly given and to be complete and accurate in all respects;

         (vi) that insofar as any obligation fails to be performed in the jurisdiction of any state other than the State of Connecticut, its performance will not be illegal or ineffective by virtue of the laws of that state.

         The opinions expressed below are based on and rely upon the current state of the applicable laws, rules and regulations of the State of Connecticut and the United States of America and in all respects are subject to and may be limited by future legislation, as well as by developing case law. We assume no obligation to supplement the opinions set forth herein if any laws, rules and regulations applicable to the Company take effect or change after the date hereof, or if we become aware of any facts that might change any opinion expressed herein after the date hereof.

         For the purpose of the opinions expressed below, we have assumed that the Documents will be governed by the substantive laws of the State of Connecticut (excluding Connecticut law pertaining to choice of law).

         Based upon the foregoing, and subject to the qualifications and exceptions heretofore and hereinafter set forth, it is our opinion that, upon completion of the proceedings being taken or contemplated to be taken by the Company prior to the issuance and sale of the Shares pursuant to the Plan, the Shares, when issued and sold in the manner referred to in the Plan, will be legally and validly issued, fully paid and nonassessable.





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eUniverse, Inc.
January 17, 2002
Page 3

         We consent to the filing of this letter as Exhibit 5 to the Registration Statement and any amendment thereto. This letter is solely for the benefit of the Company in connection with the transactions described above, and may not be quoted by or relied upon by, nor may copies be delivered to, any other person, or used for any other purpose, without our express prior written consent. No opinion is implied or is to be inferred beyond the opinions expressly stated herein.

                                                Very truly yours,

                                                Martin, Lucas & Chioffi, LLP


                                                By: /s/ Christopher G. Martin
                                                    -------------------------
                                                    Christopher G. Martin
                                                    Managing Partner